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        Exhibit 23 -- Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81557) pertaining to the Gerber Childrenswear, Inc. 1998 Long-Term Performance Incentive Plan of our report dated March 6, 2001 with respect to the consolidated financial statements and schedule of Gerber Childrenswear, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.




Greenville, South Carolina
March 28, 2001